Exhibit 99.1

M3-Brigade Acquisition II Corp. Announces Redemption of Class A Common Stock

New York, NY, November 30, 2023 (PR NEWSWIRE) – M3-Brigade Acquisition II Corp., a Delaware corporation (the “Company”) (NYSE: MBAC) which is a special purpose acquisition company, today announced that it has determined to redeem all of its outstanding Class A common stock, par value $0.0001 per share, previously issued to the public (the “Public Shares”), with such redemption anticipated to be effective on or about December 13, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation (the “Charter”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 10, 2021. The Company expects the last day of trading of its Public Shares, units and warrants to be on or about December 8, 2023.

On March 7, 2023, the Company held an extraordinary general meeting of shareholders of the Company (the “Extension Meeting”) to amend the Articles to extend the date by which the Company has to consummate a business combination from March 8, 2023 to December 8, 2023. The shareholders of the Company approved such extension at the Extension Meeting.

Pursuant to the Company’s Charter, if the Company has not completed an initial business combination by December 8, 2023, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the issued and outstanding Public Shares at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the holders of Public Shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the Public Shares is expected to be approximately $10.60 (the “Redemption Amount”). In accordance with the terms of the related trust agreement, the Company expects to retain a portion of the interest earned on the funds deposited in the trust account to pay the Company’s tax obligations and $100,000 of dissolution expenses.

As of the close of business on the redemption date, the Public Shares will be deemed to no longer be outstanding and will represent only the right to receive the Redemption Amount for each such Public Share.

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

Following the last day of trading of the Company's Public Shares, units and warrants, the Company expects that the New York Stock Exchange will file a Form 25 with the Commission to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About M3-Brigade Acquisition II Corp.

MBAC is a special purpose acquisition corporation formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. MBAC is led by key executives of M3 Partners, LP, a leading financial advisory services firm that specializes in assisting companies at inflection points in their growth cycle, and Brigade Capital Management, LP, a leading global investment advisor that was founded in 2006 to specialize in credit-focused investment strategies and has approximately $30 billion in assets under management.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the estimated per-share redemption price and timing for redemptions and delisting of the Company’s securities. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Contact:

M3-Brigade Acquisition II Corp.

c/o M3 Partners, LP

1700 Broadway

19th Floor

New York, NY 10019

www.m3-brigade.com

Investor Relations

Kristin Celauro (212) 202-2223